Exhibit 99.1

FOR IMMEDIATE RELEASE

HTG Molecular Diagnostics Reports Third Quarter 2016 Results

TUCSON, Ariz., November 14, 2016 (GLOBE NEWSWIRE) -- HTG Molecular Diagnostics, Inc. (NASDAQ:HTGM), a provider of instruments and reagents for molecular profiling applications, today reported financial results for the three and nine month periods ended September 30, 2016.

Recent Accomplishments & Highlights:

•

Entered into a master companion diagnostic agreement with Merck KGaA, Darmstadt, Germany including an immediate development agreement utilizing the HTG EdgeSeq DLBCL Cell of Origin Assay for the Merck KGaA, Darmstadt, Germany’s BTK program M7583. The initial development agreement for the BTK program is a multiyear development program. Upon the achievement of specified development milestones until the launch of the companion diagnostic for the BTK program M7583 -- currently in early Phase I studies -- HTG is eligible to receive up to an estimated $10 million in payments. DLBCL is the most common form of non-Hodgkin’s lymphoma representing 25-35% of new cases. The companion diagnostic master agreement also sets the stage for further development programs in the future.

•

Completed the first phase of the HTG EdgeSeq ALKPlus Assay clinical trial and expect to file the third module of our Premarket Approval (PMA) application, including the intra lab reproducibility study results with FDA by year end.

•

Entered into a distribution agreement for Italy with Gilson Italia SRL, further expanding our commercialization capabilities in Europe. HTG now has direct sales coverage in the UK, France, Germany, Switzerland, Belgium and the Nordic countries and has distribution partnerships in Spain, Portugal, Italy and Israel.

•

HTG EdgeSeq technology generated data featured in a late breaking oral presentation at the Society for Immunotherapy of Cancer (SITC 2016). HTG EdgeSeq Immuno-Oncology Assay (IO) data was presented to provide initial mechanistic-based gene expression assessment of tumor biopsies from patients and preliminary efficacy clinical data from Bristol-Myers Squibb’s double IO combination trial studying Lirilumab in combination with Nivolumab for treatment of advanced head and neck squamous cell carcinoma.

“We are humbled that Merck has entered into a companion diagnostic agreement with HTG,” said TJ Johnson, HTG President and CEO. “This agreement is a significant step towards our goal of building a successful molecular diagnostics business. Our fourth quarter is off to a healthy start as we continue to make strides with Pharma, especially in Immuno-oncology. We are also encouraged by the performance of our HTG EdgeSeq ALKPlus Assay in the first phase of clinical trials.”

Three and Nine Months Ended September 30, 2016 Financial Results:

Total revenue was $0.9 million and $3.7 million for the three and nine months ended September 30, 2016, respectively, representing a 10% decrease over the third quarter of 2015 and a 30% increase over the nine months ended September 30, 2015.

Net loss from operations for the three and nine months ended September 30, 2016 was $6.1 million and $19.1 million, respectively, compared with $4.8 million and $13.5 million for the three and nine months ended September 30, 2015, respectively. Net loss per share was $(0.92) and $(2.92) for the three and nine months ended September 30, 2016, respectively, compared with $(0.76) and $(4.56) for the three and nine months ended September 30, 2015, respectively.

HTG ended the third quarter with $16.6 million in total cash, cash equivalents and available-for-sale investments.

Conference Call and Webcast:

HTG will host an investment community conference call today beginning at 4:30 p.m. ET. Individuals interested in listening to the conference call may do so by dialing (866) 394-4225 for domestic callers, or (678) 509-7535 for international callers (conference ID: 9555990), or from the webcast on the “Investors” section of the Company’s website at: http://www.htgmolecular.com. The webcast will be available on the Company’s website for 90 days following the completion of the call.

About HTG:

Headquartered in Tucson, Arizona, HTG's mission is to empower precision medicine at the local level. In 2013 the company commercialized its HTG Edge instrument platform and a portfolio of RNA assays that leverage HTG's proprietary nuclease protection chemistry. HTG's product offerings have since expanded to include its HTG EdgeSeq product line, which automates sample and targeted library preparation for next-generation sequencing.

Safe Harbor Statement:

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our Merck KGaA master and development program agreements, our ability to commercialize diagnostic products in Europe, our expected filings with the FDA and our planned clinical trials. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements necessarily contain these identifying words. These forward-looking statements are based upon management’s current expectations, are subject to known and unknown risks, and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation, the risk that we may not realize the benefits expected under our agreements, risks associated with our ability to successfully commercialize our products; performance by our collaborators and other third parties; our ability to manufacture our products to meet demand; the level and availability of first party payor reimbursement for our products; our ability to effectively manage our anticipated growth; our ability to protect our intellectual property rights and proprietary technologies; our ability to operate our business without infringing the intellectual property rights and proprietary technology of first parties; competition in our industry; additional capital and credit availability; our ability to attract and retain qualified personnel; and product liability claims. These and other factors are described in greater detail in our filings with the Securities and Exchange Commission, including without limitation our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016. All forward-looking statements contained in this press release speak only as of the date on which they were made, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

-Financial tables follow-

HTG Molecular Diagnostics, Inc.
Statements of Operations
(Unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2016	2015	2016	2015
Revenue:
Product		$506,065	$973,956	$1,683,382	$2,349,740
Service		407,836	37,000	1,991,567	150,292
Other		—	—	—	325,789
Total revenue		913,901	1,010,956	3,674,949	2,825,821
Cost of revenue		1,125,009	809,015	2,901,455	2,538,590
Gross margin	(1)	(211,108)	201,941	773,494	287,231

Operating expenses:
Selling, general and administrative		3,937,600	3,717,402	13,343,945	10,883,161
Research and development		1,910,116	1,309,573	6,515,808	2,951,009
Total operating expenses		5,847,716	5,026,975	19,859,753	13,834,170
Operating loss		(6,058,824)	(4,825,034)	(19,086,259)	(13,546,939)
Loss from change in stock warrant valuation		—	—	—	(239,683)
Interest expense, net		(464,629)	(340,868)	(1,329,404)	(1,285,173)
Loss on settlement of convertible debt		—	—	—	(705,217)
Other		35,011	8,239	53,453	78,873
Net loss before income taxes		(6,488,442)	(5,157,663)	(20,362,210)	(15,698,139)
Income taxes		—	—	4,259	—
Net loss		(6,488,442)	(5,157,663)	(20,366,469)	(15,698,139)
Accretion of redeemable convertible preferred stock discount, issuance costs and dividends		—	—	—	(1,328,594)
Net loss attributable to common stockholders		$(6,488,442)	$(5,157,663)	$(20,366,469)	$(17,026,733)

Net loss per share attributable to common stockholders, basic and diluted		$(0.92)	$(0.76)	$(2.92)	$(4.56)
Shares used in computing net loss per share attributable to common stockholders, basic and diluted		7,053,010	6,829,687	6,985,924	3,735,852

(1) The Company recorded an increase to the inventory allowance of $292,000 to reserve for the remaining value of our Edge reader inventory.

HTG Molecular Diagnostics, Inc.
Balance Sheets

	September 30,	December 31,
	2016	2015
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$5,523,824	$3,293,983
Short-term investments available-for-sale, at fair value	11,097,140	28,201,507
Accounts receivable	591,861	716,246
Inventory, net	1,867,685	2,201,301
Prepaid expenses and other	441,306	445,217
Total current assets	19,521,816	34,858,254

Long-term investments available-for-sale, at fair value	—	2,603,901
Property and equipment, net	3,666,947	1,932,213
Total assets	$23,188,763	$39,394,368

Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$1,117,830	$724,805
Accrued liabilities	1,292,285	1,915,268
Deferred revenue	283,663	47,476
NuvoGen obligation	582,614	543,750
Term loan	6,254,688	3,059,068
Other current liabilities	270,041	29,243
Total current liabilities	9,801,121	6,319,610
Term loan payable - non-current, net of discount and debt issuance costs	6,902,379	7,737,586
NuvoGen obligation - non-current, net of discount	8,169,861	8,415,122
Other	530,159	28,652
Total liabilities	25,403,520	22,500,970

Commitments and Contingencies
Total stockholders’ equity (deficit)	(2,214,757)	16,893,398
Total liabilities and stockholders' equity (deficit)	$23,188,763	$39,394,368

Contact:

Westwicke Partners

Jamar Ismail

Phone: (415) 513-1282

Email: jamar.ismail@westwicke.com

TJ Johnson
President / CEO
HTG Molecular Diagnostics
Phone: (520) 547-2827 x130
Email: tjjohnson@htgmolecular.com